Patrick Industries, Inc. Announces Departure of Chief Financial Officer; Appoints Interim CFO ELKHART, IN – April 17, 2023 - Patrick Industries, Inc. (NASDAQ: PATK) (the “Company”) today announced that Jake Petkovich, Executive Vice President of Finance, Chief Financial Officer and Treasurer, will step down in May to accept a senior leadership position with another company. Mr. Petkovich, who has served as CFO of Patrick since November 2020, will remain in his current position until that time and provide support to ensure an orderly transition. “The Board of Directors and I want to thank Jake for his tremendous contributions to the Patrick family," said Andy Nemeth, Chief Executive Officer. “His dedication, leadership and financial acumen made a significant and lasting impact on the entire organization. During his time at Patrick, Jake was instrumental in further strengthening our finance and accounting infrastructure, driving efficiencies through process improvement, supporting our capital allocation strategy, and developing and leading a strong and talented team aligned with our overall strategic growth plan.” “I am grateful for the opportunities that I’ve had at Patrick over the past several years,” said Mr. Petkovich. “It was a privilege to work with such a talented team, and to be a part of this organization’s ongoing growth and evolution in the markets it serves. As I look forward to the next chapter of my career, I believe that Patrick is well-positioned to execute on its business strategies.” In alignment with the Company’s executive succession plan, the Board of Directors has approved the appointment of Matthew Filer as Interim Chief Financial Officer, effective upon Mr. Petkovich’s departure in May 2023. Mr. Filer, age 50, joined the Company in November 2022 as Senior Vice President of Finance. Prior to joining Patrick, Mr. Filer built a 25+ year career across multiple industries (domestic and global), including rail, mining, defense and industrial. In 2007, he joined Caterpillar Inc. and served in a series of progressive leadership roles which culminated in his appointment as Chief Financial Officer for divisions within Caterpillar’s Resource Industries segment. He holds an Executive MBA from Arizona State University and a Bachelor of Science degree in Finance and Accounting from Indiana University. The Company is initiating a formal search process, which includes the assessment of internal and external candidates, for the selection of its permanent Chief Financial Officer. About Patrick Industries, Inc. Patrick Industries (NASDAQ: PATK) is a leading component solutions provider for the RV, marine, manufactured housing and various industrial markets – including single and multifamily housing, hospitality, institutional and commercial markets. Founded in 1959, Patrick is based in Elkhart, Indiana, with approximately 11,000 team members throughout the United States. Forward-Looking Statements This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments

2 will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. Contact: Steve O’Hara Investor Relations 574.294.7511 oharas@patrickind.com